EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-30369 of Capital Factors Holding, Inc. on Form S-8 of our report dated March 6, 1998, appearing in reference in the Annual Report on Form 10-K of Capital Factors Holding, Inc. for the year ended December 31, 1997.




Deloitte & Touche LLP
Certified Public Accountants
Miami, Florida

March 27, 1998

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